UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 12, 2011

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements.

On August 12, 2011, First United Bank & Trust (the “Bank”), a subsidiary of First United Corporation (the “Corporation”), entered into a Second Amended and Restated Participation Agreement (each, a “Revised Agreement” and collectively, the “Revised Agreements”) under the Bank’s Supplemental Executive Retirement Plan (the “Plan”) with each of its executive officers, including William B. Grant, Carissa L. Rodeheaver and Steven M. Lantz, who also serve as the Corporation’s “named executive officers” (as defined in Item 402 of Regulation S-K).

The Plan contemplates the payment of a cash benefit (“SERP Benefit”) to participating executive officers of the Bank following their separation from service with the Bank, and participation is evidenced by a participation agreement between the Bank and each participant.  For each participating officer, the amount of the SERP Benefit is determined based on the participant’s “Final Pay” and years of service.  The timing of the distribution of the SERP Benefit depends on the reason underlying the separation from service.  The Revised Agreements effected two material amendments to the executive officers’ participation agreements (the “Old Agreements”), each of which is summarized below.  The Old Agreements were discussed in and attached as exhibits to the Corporation’s Current Report on Form 8-K that was filed on February 21, 2007.

The first material amendment revised the definition of “Final Pay” contained in Section 1.  Under the Old Agreement, the term “Final Pay” was defined as the sum of (i) the participant’s annual salary level for the year in which employment terminates and (ii) the greater of (A) the participant’s targeted cash bonus for the year in which employment terminates or (B) the actual cash bonus earned by the participant for the year immediately prior to the year in which employment terminates.  As amended by the Revised Agreement, “Final Pay” is now defined as the average of the three highest amounts of annual cash compensation actually paid to the participant over the five years preceding the year in which the participant’s separation from service occurs.

The second material amendment amended Section 3(e) of the Original Agreement to eliminate the possibility that the SERP Benefit payable following the death of a participant will be offset by any death benefits payable under any employer owned life insurance (“Insurance Benefits”).  Under the Original Agreement, Section 3(e) provided that in the event that a participant were to die prior to the commencement of the distribution of his or her “Normal Retirement SERP Benefit”, “Change in Control SERP Benefit” or “Pre-Retirement Termination SERP Benefit” (all as defined in the participation agreement), then the participant’s beneficiaries would receive a lump sum equal to the actuarial equivalent of the participant’s Normal Retirement SERP Benefit earned through the date of death, less any Insurance Benefits payable to the participant’s beneficiaries and less 50% of the participant’s social security benefits received (or deemed to have been received) by the participant and 100% of the benefits paid under the Bank’s pension plan benefits.

The foregoing discussion is only a summary of the material amendments effected by the Revised Agreements and is qualified in its entirety by the text of the Revised Agreements.  Pursuant to Instruction 2 to Item 601(b)(10) of Regulation S-K, copies of the Revised Agreements will be filed as exhibits to the Corporation’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2011.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: August 12, 2011	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
Executive Vice President and Chief Financial Officer